Exhibit 4.1

NUMBER U-		UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	HARMONY MERGER CORP.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT

THIS CERTIFIES THAT

is the owner of                                                                                                                                                                           Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $.0001 per share (“Common Stock”), of Harmony Merger Corp., a Delaware corporation (the “Company”), and one (1) warrant (“Warrant”). Each Warrant entitles the holder to purchase one share of Common Stock for $11.50 per share (subject to adjustment). Each Warrant will become exercisable on the later of (i) 30 days after the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”) and (ii) 12 months from the closing of the Company's initial public offering (“IPO”), and will expire unless exercised before 5:00 p.m., New York City Time, on the fifth anniversary of the completion of an initial Business Combination, or earlier upon redemption. The Common Stock and Warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until ten business days following the earlier to occur of: (a) the expiration of the underwriters’ overallotment option, (b) its exercise in full or (c) the announcement by the underwriters of their intention not to exercise all or any remaining portion of the over-allotment option, except that in no event will the common stock and rights be separately tradeable until the Company has filed an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering. The terms of the Warrants are governed by a Warrants Agreement, dated as of _______, 2015, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.’

By

Chairman	Secretary

Harmony Merger Corp.

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – TEN ENT –	as tenants in common as tenants by the entireties	UNIF GIFT MIN ACT - _____ Custodian ______ (Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________ (State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

 (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

                                                                                                                                                           Units represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                              Attorney to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his respective shares of Common Stock underlying the unit upon consummation of such business combination or approval of an amendment to the Company’s amended and restated certificate of incorporation related to pre-business combination activity. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.